Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGARDING COMPLIANCE WITH AND THE AVAILABILITY OF ANY SUCH STATE SECURITIES LAWS.

OPTION AGREEMENT

OPTION AGREEMENT, dated as of May 3, 2007 (this “Agreement”), by and among Mr. Si Chen, a resident and citizen of the People's Republic of China (the “Optionee”), and Mr. Hisashi Akazawa, a resident and citizen of Japan (the “Option Grantor”) relating to shares of stock of Millennium Quest, Inc., a Delaware corporation (the “Company”).

BACKGROUND

The Optionee and Option Grantor are each parties to a Share Exchange Agreement, dated May 3, 2007 (the “Share Exchange Agreement”), pursuant to which the Option Grantor is exchanging all of his interests in International Lorain Holding, Inc., a Cayman Islands company, for Series B Voting Convertible Preferred Stock of the Company.

In order to close the transactions contemplated by the Share Exchange Agreement the Optionee and the Option Grantor are entering into this Agreement to document their mutual understanding regarding the Optionee's rights with respect to certain shares of the Series B Voting Convertible Preferred Stock of the Company owned by the Option Grantor.

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Option Grantor and the Optionee hereby agree as follows:

1.             Grant of Option.

Subject to the terms and conditions herein, the Option Grantor hereby grants to the Optionee an option (the “Option”) to purchase 627,897 shares of the Company’s Series B Voting Convertible Preferred Stock along with any of the Company's Common Stock that such Series B Voting Convertible Stock may be converted into (the “Option Shares”) for an exercise price equal to $66.15 per share. The number of Series B Voting Convertible Preferred Stock and Common Stock that such Series B Voting Convertible Preferred Stock will be converted into will be adjusted for an splits, reverse splits, stock dividends or any other adjustments to the capital structure of the Company. Specifically, the Company contemplates completing a 1 for 32.84 reverse split and the number of Common Shares covered by this Agreement will be reduced to reflect such 1 for 32.84 reverse split. The Optionee, may exercise the option in this Agreement for all of the Option Shares or a portion of the Option Shares, at his sole discretion.

2.   Exercise of the Option.

      The Optionee may exercise the option described in this Agreement at any time at the Optinonee's discretion, but in no event may the option be exercised on any date after the seventh anniversary of the date hereof.

3.    Rights of Optionee.

The Optionee shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Option Shares shall have been issued to Optionee (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such Option Shares upon exercise of the Option.

4.    Exercise Procedure.

(a) The Optionee may only exercise this Option for the purchase of all of the Option Shares. This Option may not be exercised in part. The Optionee may exercise this Option by delivering to the Option Grantor a written notice duly signed by the Optionee indicating that the Optionee is exercising the Option accompanied by payment in an amount equal to the full purchase price for the Option Shares.

(b) Following receipt by the Option Grantor of such notice of exercise and full payment of the Exercise Price, the Option Grantor shall issue, as soon as practicable, a duly executed stock power for the Option Shares transferring the Option Shares as designated by the Optionee and deliver the underlying stock certificate and the executed stock power as directed by the Optionee.

(c) In order to exercise the option under this Agreement, the Optionee must comply with all applicable law. The Optionee must provide satisfactory assuance that all PRC law and other applicable laws related to the transfer of the Shares to the Optionee have been satisified.

5.    Lock-up.

If the Optionee exercises the Option in accordance with Section 4 above, then the Optionee shall be bound to the lock-up provisions of Section 2.07 of the Share Exchange Agreement to the same extent to which the Option Grantor is bound as if the Optionee had been an original party to the Share Exchange Agreement.

6.    Legend.

If the Option Shares are not then covered by a registration statement, each certificate for the Option Shares shall bear a legend that is substantially similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

7.    Notices.

Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile or certified mail to the addresses of the respective parties hereto as specified on the signature page hereto, or to such other address as either party hereto may hereinafter duly give to the other.

8.    Binding.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns.

9.    Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

10.    Governing Law; Jursidiction.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law principles thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (“New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum.

11.    Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties will, to the fullest extent permitted by law, be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach by Option Grantor of its obligations under Section 4b and Option Grantor hereby agrees, to the fullest extent permitted by law, to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

/s/ Si Chen Optionee: Si Chen Address: Beihuan Zhong Road Junan County Shandong, China 276600	/s/ Hisashi Akazawa Option Grantor: Hisashi Akazawa Address: Beihuan Zhong Road Junan County Shandong, China 276600